Exhibit 99.1

REVOCABLE PROXY

YARDVILLE NATIONAL BANCORP

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 19, 2007

The undersigned hereby appoints Patrick M. Ryan and F. Kevin Tylus, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the special meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the special meeting or otherwise, all the shares of Yardville National Bancorp common stock held of record by the undersigned at the close of business on August 24, 2007, at the special meeting of shareholders, to be held October 19, 2007, and at any and all adjournments or postponements thereof. The board of directors recommends a vote “FOR” each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR each of proposals set forth herein. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies of for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - OCTOBER 19, 2007

YOUR VOTE IS IMPORTANT!

You can vote by proxy in one of three ways:

1. Call toll free 1-866-246-8469 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/yanb and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Printed on recycled paper

REVOCABLE PROXY YARDVILLE NATIONAL BANCORP SPECIAL MEETING OF SHAREHOLDERS OCTOBER 19, 2007

Please mark as indicated in this X example For Against Abstain

1. To approve the Agreement and Plan of Merger, dated as of June 6, 2007, by and between Yardville National Bancorp and The PNC Financial Services Group, Inc., which provides for, among other things, the merger of Yardville National Bancorp with and into The PNC Financial Services Group, Inc.

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of merger. For Against Abstain

INSTRUCTIONS: To vote for either proposal, mark the box “For” with an “X”. To vote against either proposal, mark the box “Against” with an “X”. To abstain from voting, mark the box “Abstain” with an “X”.

This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Yardville National Bancorp on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Yardville National Bancorp common stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from Yardville National Bancorp prior to the execution of this proxy, of the Notice of Special Meeting scheduled to held on October 19, 2007 and the Proxy Statement dated                         , 2007.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Please be sure to date and sign Date this proxy card in the box below. Shareholder sign above Co-holder (if any) sign above

x x x IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote by proxy:

1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m. EDT, October 19, 2007.	3:00 a.m. EDT, October 19, 2007 go to
1-866-246-8469	https://www.proxyvotenow.com/yanb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!